                                                                       EXHIBIT 8


          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JAN 23 1987


FRANKIE SUE DEL PAPA  SECRETARY OF STATE
/s/ FRANKIE SUE DEL PAPA
   ---------------------------------------

   No. 465-87




                         CERTIFICATE OF INCORPORATION
                                      OF
                             DE LUXE ONYX COMPANY

First:  Name. The name of this corporation is:  DE LUXE ONYX COMPANY.

Second: Principal Office. The principal office or place of business of this corporation shall be located at:

          Resident Agency National, 377 South Carson Street, Carson City,
Nevada.

Third: Purpose. The purpose for which this corporation is formed is to engage in any lawful activity; and,

        To buy, own, possess, improve, develop, sell, mortgage, lease and otherwise deal in all kinds of real property in the State of California and elsewhere; to buy, sell, own mortgage or otherwise deal in and handle all kinds of personal property.

Fourth: Authorization of Capital Stock. The amount of the total authorized capital stock of this corporation shall be One Hundred Thousand Dollars ($100,000), consisting of One Hundred Thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share. The stock shall be common, non-assessable and voting stock may be issued as, when and for such consideration as the Board of Directors may from time to time determine. The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000).

Fifth: Incorporators. The names and addresses of each of the incorporators signing these Articles of Incorporation are as follows:

     1.   Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.

     2.   Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.

Sixth: Directors. The governing board of this corporation shall be known as directors and the number of directors may from time to time be increased or decreased in such manner as shall be specified by the bylaws of the corporation; provided, however, the number of directors shall not be reduced to less than two
(2).

The names and addresses of the directors comprising the first Board of Directors are as follows:

     1.   Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.

     2.   Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.

The name and residence address within the State of Nevada of this corporation's initial resident agent shall be:

          Resident Agency National, 377 South Carson Street, Carson City,
Nevada.

Seventh: Stock Nonassessable. The capital stock or the holders thereof, after ________________ the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

Eighth: Term of Existence. The existence of this Corporation is to be "perpetual".

Ninth: Cumulative Voting. No cumulative voting shall be permitted in the election of Directors.

Tenth: Preemptive Rights. Stockholders shall not be entitled to preemptive rights.

Eleventh: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right of adoption of and subsequent revision or amendment to the bylaws of this corporation, without resort to approval thereof by the shareholders of this corporation.

Twelfth: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right to authorize and issue other and additional classes of shares of stock of this corporation in addition to those as herein provided, without resort to approval thereof by the shareholders of this corporation.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals this 23rd day of January, 1987.

                                       /s/ MARK TIMOTHY
                                       --------------------------------------
                                       Mark Timothy

                                       /s/ JERRY TIMOTHY
                                       --------------------------------------
                                       Jerry Timothy

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     I, DON G. TIMOTHY, A Notary Public, hereby certify that on the 23rd day of January, 1986, Mark Timothy and Jerry Timothy personally appeared before me who, being first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     DATED this 23rd day of January, 1987.

My Commission Expires:                 /s/ DON G. TIMOTHY
                                       -----------------------------------
      12-1-89                          Notary Public
------------------------------         Residing at: Salt Lake City,Utah



                                        3